Exhibit 99.1

Press Release

For Immediate Release	Inquiries:	Jeanne A. Leonard
Liberty Property Trust
610/648-1704
LIBERTY PROPERTY TRUST ANNOUNCES
FIRST QUARTER RESULTS
Malvern, PA, April 27, 2009 — Liberty Property Trust (NYSE:LRY) reported that net income per common share (diluted) was $0.28 per share for the quarter ended March 31, 2009, compared to $0.33 per share (diluted) for the quarter ended March 31, 2008.
Funds from operations available to common shareholders (diluted) (“FFO”) for the first quarter of 2009 was $0.72 per share, compared to $0.80 per share for the first quarter of 2008. A reconciliation of GAAP net income to FFO is included in the financial tables accompanying this press release. Funds from operations for the first quarter include a debt extinguishment gain of $0.5 million; termination fees of $0.3 million, and an impairment charge of $0.7 million. Earnings also include $3.8 million ($.04 per share) of additional expense compared to the first quarter of 2008 primarily relating to the accelerated vesting of long term incentive compensation due to the years of service and age of certain employees who are now in excess of threshold levels.
“During the first quarter, Liberty further strengthened our solid financial position by accessing both the equity and debt markets,” said Bill Hankowsky, chief executive officer. “However, these capital activities came at a cost, which will affect our earnings performance for the year. This dilution, combined in roughly equal parts with the continued erosion of fundamentals in the office/industrial real estate sector due to macro-economic forces, lead us to update previously issued guidance for 2009 funds from operations to a new range of $2.70 — $2.90.”
Capital Activities and Balance Sheet Management
Common Share Sales: During the first quarter of 2009, Liberty sold 4.6 million shares pursuant to a continuous offering program, generating net proceeds of $91.8 million.
Senior Note Obligations: During the quarter, Liberty purchased $11.4 million of its April 2009 Senior Notes and $6.9 million of its August 2010 Senior Notes. These notes were purchased at a $0.5 million discount. This discount is included in FFO as a debt extinguishment gain. Liberty repaid $20 million of 8.125% medium term notes which matured on January 15, 2009.
Secured Financing: During the quarter, Liberty closed on $317 million in mortgage loans. The weighted average interest rate on this financing is 7.1%.
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Liberty Property Trust
First Quarter Earnings -2-
Property Sales: Liberty sold six operating properties, which contained 296,000 square feet of leaseable space, and 0.3 acres of land for $45.6 million.
Portfolio Performance
Leasing: At March 31, 2009 Liberty’s in-service portfolio of 76.7 million square feet was 90.1% occupied, compared to 91.3% at the end of last year. During the quarter, Liberty completed lease transactions totaling 2.8 million square feet of space.
Same Store Performance: Property level operating income for same store properties increased by 1.8% on a cash basis and increased by 1.9 % on a straight line basis for the first quarter of 2009 compared to the same quarter in 2008.
Real Estate Investments
Development: During the first quarter, Liberty brought into service one development property totaling 90,000 square feet for a total investment of $15.7 million. This property is 85.9% occupied at a current yield of 8.3%, and a projected stabilized yield of 9.2%. No development projects were commenced during the quarter.
As of March 31, 2009, Liberty had 4.4 million square feet of wholly-owned and joint venture properties under development. This activity represents a total projected investment of $550.9 million, with an expected yield of 7.7%. The properties were 55.5% leased at March 31.
Acquisitions: Liberty acquired no properties during the quarter.
2009 Guidance
Liberty is updating previously-issued earnings guidance. Liberty now expects to report funds from operations for 2009 in the range of $2.70-$2.90 per share. A reconciliation of FFO to GAAP net income is below:

	2009	Range
	Low	High
Projected net income per share	$0 .84	$1.04
Depreciation and amortization of unconsolidated joint ventures	0.16	0.18
Depreciation and amortization	1.82	1.85
Gain on property dispositions	(0.05)	(0.10)
Minority interest share of addbacks	(0.07)	(0.07)

Projected funds from operations per share	$2.70	$2.90
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Liberty Property Trust
First Quarter Earnings -3-
About the Company
Liberty Property Trust (NYSE:LRY) is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior office and industrial properties. Liberty’s 77 million square foot portfolio includes more than 700 properties which provide office, distribution and light manufacturing facilities to 2,100 tenants.
Additional information about the Company, including Liberty’s Quarterly Supplemental Package with detailed financial information is available in the Investors section of the Company’s web site at www.libertyproperty.com. If you are unable to access the web site, a copy of the supplemental package may be obtained by contacting Liberty by phone at 610-648-1704, or by e-mail to jleonard@libertyproperty.com.
Liberty will host a conference call during which management will discuss first quarter results, on Tuesday, April 28, 2009, at Noon eastern time. To access the conference call in the United States or Canada, please dial 1-888-870-2815. For international access, dial 706-643-7691. No password or code is needed. A replay of the call will be available by dialing 1-800-642-1687 for US/Canada participants or 706-645-9291 for international participants. A passcode is needed for the replay: 95635249. The call can also be accessed via the Internet on the Investors page of Liberty’s web site at www.libertyproperty.com for two weeks following the call.
The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law. Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results. These factors include, without limitation, the uncertainties affecting real estate businesses generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to our ability to maintain and increase property occupancy and rental rates, the financial condition of tenants, the uncertainties of real estate development and construction activity, the costs and availability of financing, the effects of local economic and market conditions, regulatory changes, potential liability relative to environmental matters and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
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Liberty Property Trust
Statement of Operations
March 31, 2009
(In thousands, except per share amounts)

	Quarter Ended
	March 31, 2009	March 31, 2008
	(Unaudited)
Operating Revenue
Rental	$130,780	$132,899
Operating expense reimbursement	58,440	56,571

Total operating revenue	189,220	189,470

Operating Expenses
Rental property	39,372	38,905
Real estate taxes	22,446	20,454
General and administrative	15,576	14,037
Depreciation and amortization	43,553	43,063

Total operating expenses	120,947	116,459

Operating Income	68,273	73,011

Other Income/Expense
Interest and other	3,106	3,091
Debt extinguishment gain	529	—
Interest	(38,429)	(41,690)

Total other income/expense	(34,794)	(38,599)

Income before property dispositions, income taxes, minority interest and equity in earnings of unconsolidated joint ventures	33,479	34,412
(Loss) gain on property dispositions	(294)	641
Income taxes	(217)	(484)
Equity in earnings of unconsolidated joint ventures	417	377

Income from continuing operations	33,385	34,946

Discontinued operations (including net gain on property dispositions of $199 and $610 for the quarters ended March 31, 2009 and 2008)	457	1,450

Net Income	33,842	36,396
Less: Net income attributable to minority interest	(5,953)	(6,435)

Net Income available to common shareholders	$27,889	$29,961

Basic income per common share
Continuing operations	$0.28	$0.31

Discontinued operations	$—	$0.02

Total basic income per common share	$0.28	$0.33

Diluted income per common share
Continuing operations	$0.28	$0.31

Discontinued operations	$—	$0.02

Total diluted income per common share	$0.28	$0.33

Weighted average shares
Basic	100,681	91,779

Diluted	100,960	91,943

Amounts attributable to common shareholders
Income from continuing operations	$27,449	$28,574
Discontinued operations	440	1,387

Net income	$27,889	$29,961

Liberty Property Trust
Statement of Funds From Operations
March 31, 2009
(Unaudited and in thousands, except per share amounts)

	Quarter Ended
	March 31, 2009		March 31, 2008
		Per		Per
		Weighted		Weighted
		Average		Average
	Dollars	Share	Dollars	Share

Reconciliation of net income to FFO — basic:
Basic — income available to common shareholders	$27,889	$0.28	$29,961	$0.33

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	3,990		3,548
Depreciation and amortization	43,022		43,378
Gain on property dispositions	(308)		(968)
Minority interest share in addback for depreciation and amortization and gain on property dispositions	(1,737)		(1,995)

Funds from operations available to common shareholders — basic	$72,856	$0.72	$73,924	$0.81

Reconciliation of net income to FFO — diluted:
Diluted — income available to common shareholders	$27,889	$0.28	$29,961	$0.33

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	3,990		3,548
Depreciation and amortization	43,022		43,378
Gain on property dispositions	(308)		(968)
Minority interest excluding preferred unit distributions	1,064		1,352

Funds from operations available to common shareholders — diluted	$75,657	$0.72	$77,271	$0.80

Reconciliation of weighted average shares:
Weighted average common shares — all basic calculations	100,681		91,779
Dilutive shares for long term compensation plans	279		164

Diluted shares for net income calculations	100,960		91,943
Weighted average common units	4,021		4,190

Diluted shares for funds from operations calculations	104,981		96,133

The Company believes that the calculation of Funds from operations is helpful to investors and management as it is a measure of the Company’s operating performance that excludes depreciation and amortization and gains and losses from property dispositions. As a result, year over year comparison of Funds from operations reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income. In addition, management believes that Funds from operations provides useful information to the investment community about the Company’s financial performance when compared to other REITs since Funds from operations is generally recognized as the standard for reporting the operating performance of a REIT. Funds from operations available to common shareholders is defined by NAREIT as net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Funds from operations available to common shareholders does not represent net income or cash flows from operations as defined by GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. Funds from operations available to common shareholders also does not represent cash flows generated from operating, investing or financing activities as defined by GAAP.

Liberty Property Trust
Balance Sheet
March 31, 2009
(In thousands, except share amounts)

	March 31, 2009	December 31, 2008
	(unaudited)
Assets
Real estate:
Land and land improvements	$815,353	$810,486
Building and improvements	4,268,952	4,245,427
Less: accumulated depreciation	(1,015,130)	(979,171)

Operating real estate	4,069,175	4,076,742

Development in progress	260,520	245,463
Land held for development	201,419	209,551

Net real estate	4,531,114	4,531,756

Cash and cash equivalents	135,847	15,794
Restricted cash	28,234	39,726
Accounts receivable	6,406	12,985
Deferred rent receivable	87,785	84,916
Deferred financing and leasing costs, net of accumulated amortization (2009, $146,617; 2008, $140,206)	135,720	133,664
Investment in unconsolidated joint ventures	253,073	266,602
Assets held for sale	15,487	49,125
Prepaid expenses and other assets	79,028	82,467

Total assets	$5,272,694	$5,217,035

Liabilities
Mortgage loans	$474,869	$198,560
Unsecured notes	2,093,301	2,131,607
Credit facility	—	260,000
Accounts payable	40,054	32,481
Accrued interest	36,485	36,474
Dividend and distributions payable	51,350	48,858
Other liabilities	172,589	182,549

Total liabilities	2,868,648	2,890,529

Equity
Shareholders’ equity:
Common shares of beneficial interest, $.001 par value, 183,987,000 shares authorized, 105,307,649 (includes 1,249,909 in treasury) and 100,034,404 (includes 1,249,909 in treasury) shares issued and outstanding as of March 31, 2009 and December 31, 2008, respectively	106	101
Additional paid-in capital	2,264,569	2,162,820
Accumulated other comprehensive income	(6,682)	(5,378)
Distributions in excess of net income	(207,276)	(185,721)
Common shares in treasury, at cost, 1,249,909 shares as of March 31, 2009 and December 31, 2008	(51,951)	(51,951)

Total shareholders’ equity	1,998,766	1,919,871

Minority interest — operating partnership	404,514	405,505
Minority interest — consolidated joint ventures	766	1,130

Total equity	2,404,046	2,326,506

Total liabilities & equity	$5,272,694	$5,217,035